                                                                    EXHIBIT 99.1

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                            TIER TECHNOLOGIES, INC.

Report of Independent Auditors.............................................. F-2
Consolidated Balance Sheets................................................. F-3
Consolidated Statements of Income........................................... F-4
Consolidated Statements of Shareholders' Equity............................. F-5
Consolidated Statements of Cash Flow........................................ F-6
Notes to Consolidated Financial Statements.................................. F-7

                            TIER TECHNOLOGIES, INC.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Tier Technologies, Inc.

  We have audited the accompanying consolidated balance sheets of Tier Technologies, Inc. as of December 31, 1996 and September 30, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 1995 and 1996 and for the nine month period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tier Technologies, Inc. at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 and for the nine month period ended September 30, 1997 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Walnut Creek, California
October 6, 1997

                            TIER TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                         DECEMBER 31,  SEPTEMBER    MARCH 31,
                                             1996      30, 1997       1998
                                         ------------ -----------  -----------
                                                       (RESTATED)  (UNAUDITED)
                                                                    (RESTATED)
                 ASSETS
Current assets:
  Cash and cash equivalents.............  $  305,546  $   106,435  $ 7,072,223
  Short-term investments................         --           --     8,222,879
  Accounts receivable, net of allowance
   for doubtful accounts of $0 in 1996
   and $50,000 in 1997 and $100,000 in
   1998.................................   2,978,119    5,905,809    9,224,369
  Income taxes receivable...............      26,750      820,295          --
  Prepaid expenses and other current
   assets...............................      73,018      285,779      498,550
                                          ----------  -----------  -----------
Total current assets....................   3,383,433    7,118,318   25,018,021
Equipment and improvements, net.........     337,184      773,666    1,274,412
Notes and accrued interest receivable
 from related parties...................         --     1,011,650    1,178,329
Deferred financing costs................         --       223,597          --
Acquired intangible assets, net.........     347,833    1,300,328    6,404,953
Other assets............................      64,215       68,060      635,153
                                          ----------  -----------  -----------
    Total assets........................  $4,132,665  $10,495,619  $34,510,868
                                          ==========  ===========  ===========
  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Borrowings under bank lines of
   credit...............................  $  223,116  $ 1,232,111  $       --
  Accounts payable......................     841,979    1,373,358    1,402,560
  Accrued liabilities...................      35,390      652,322    1,263,096
  Accrued compensation and related
   liabilities..........................     785,378    1,228,295    1,568,196
  Income taxes payable..................         --           --       271,944
  Deferred income.......................      54,309       33,762       81,091
  Notes payable to current and former
   shareholders.........................      69,487       52,704       32,319
  Capital lease obligations due within
   one year.............................      42,690       31,198       32,566
  Deferred income taxes.................     139,663      153,116        3,969
                                          ----------  -----------  -----------
Total current liabilities...............   2,192,012    4,756,866    4,655,741
Borrowings under bank lines of credit,
 less current portion...................     432,916    1,526,441          --
Accrued royalties.......................         --        59,385       59,385
Notes payable to current and former
 shareholders, less current portion.....      96,960       57,244       51,988
Capital lease obligations, less current
 portion................................      46,193       24,944       76,659
Deferred income taxes...................     336,631      179,107       40,147
Commitments and contingent liabilities
Shareholders' equity:
  Convertible preferred stock, no par
   value; Authorized shares--4,579,047
   Issued and outstanding shares--none
   in 1996, 420,953 in 1997, none in
   1998.................................         --     1,892,223          --
  Common stock, no par value; Authorized
   shares--44,259,762 Issued and
   outstanding shares--4,300,000 in
   1996, 5,620,000 in 1997, 9,372,529 in
   1998.................................      78,812    2,948,852   29,543,995
  Notes receivable from shareholders....     (94,830)  (2,253,430)  (2,158,600)
  Foreign currency translation
   adjustment...........................         --       (40,198)     (96,342)
  Retained earnings.....................   1,043,971    1,344,185    2,337,895
                                          ----------  -----------  -----------
    Total shareholders' equity..........   1,027,953    3,891,632   29,626,948
                                          ----------  -----------  -----------
    Total liabilities and shareholders'
     equity.............................  $4,132,665  $10,495,619  $34,510,868
                                          ==========  ===========  ===========

                            See accompanying notes.

                            TIER TECHNOLOGIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                     NINE MONTHS ENDED       SIX MONTHS ENDED
                          YEAR ENDED DECEMBER 31,      SEPTEMBER 30,             MARCH 31,
                          ----------------------- ----------------------- -----------------------
                             1995        1996        1996        1997        1997        1998
                          ----------- ----------- ----------- ----------- ----------- -----------
                                                  (UNAUDITED) (RESTATED)  (UNAUDITED) (UNAUDITED)
                                                                          (RESTATED)  (RESTATED)
Revenues................  $12,373,309 $16,197,466 $11,790,231 $22,478,643 $11,206,323 $21,822,563
Cost of revenues........    9,065,832  11,616,662   8,668,805  14,916,846   7,676,379  14,436,706
                          ----------- ----------- ----------- ----------- ----------- -----------
Gross profit............    3,307,477   4,580,804   3,121,426   7,561,797   3,529,944   7,385,857
Costs and expenses:
 Selling and marketing..      626,954     975,236     576,967   1,836,082     871,016   1,416,145
 General and
  administrative........    1,560,589   2,573,942   1,774,601   4,397,315   2,007,071   3,703,190
 Compensation charge
  related to business
  combinations..........          --          --          --      469,422      50,000     552,134
 Depreciation and
  amortization..........       45,018      80,350      55,546     258,504      83,318     369,045
                          ----------- ----------- ----------- ----------- ----------- -----------
Income from operations..    1,074,916     951,276     714,312     600,474     518,539   1,345,343
Interest income.........          435       3,866       3,065      70,429      15,611     407,799
Interest expense........       61,504      77,625      53,468     169,299      67,251      83,039
                          ----------- ----------- ----------- ----------- ----------- -----------
Income before income
 taxes..................    1,013,847     877,517     663,909     501,604     466,899   1,670,103
Provision for income
 taxes..................      570,336     351,007     265,563     201,390     186,298     676,393
                          ----------- ----------- ----------- ----------- ----------- -----------
Net income..............  $   443,511 $   526,510 $   398,346 $   300,214 $   280,601 $   993,710
                          =========== =========== =========== =========== =========== ===========
Basic net income per
 share..................  $      0.04 $      0.11 $      0.08 $      0.06 $      0.06 $      0.13
                          =========== =========== =========== =========== =========== ===========
Shares used in computing
 basic net income
 per share..............   10,061,644   4,987,946   5,219,780   5,399,560   4,618,791   7,642,587
                          =========== =========== =========== =========== =========== ===========
Diluted net income per
 share..................  $      0.04 $      0.10 $      0.07 $      0.05 $      0.06 $      0.11
                          =========== =========== =========== =========== =========== ===========
Shares used in computing
 diluted net income per
 share..................   10,061,644   5,245,810   5,477,645   5,794,155   4,793,062   8,952,682
                          =========== =========== =========== =========== =========== ===========



                            See accompanying notes.

                            TIER TECHNOLOGIES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

     FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND THE NINE MONTHS ENDED
          SEPTEMBER 30, 1997, AND THE SIX MONTHS ENDED MARCH 31, 1998

                    PREFERRED STOCK                      COMMON STOCK                        NOTES        FOREIGN
                  ---------------------  -----------------------------------------------   RECEIVABLE    CURRENCY
                                          CLASS A                 CLASS B                     FROM      TRANSLATION  RETAINED
                   SHARES     AMOUNT       SHARES      AMOUNT      SHARES      AMOUNT     SHAREHOLDERS  ADJUSTMENT   EARNINGS
                  --------  -----------  ----------  ----------  ----------  -----------  ------------  ----------- ----------
                                                                                                                    (RESTATED)
Balance at
December 31,
1994.............      --   $       --    4,600,000  $   46,000   6,900,000  $    69,000  $       --     $    --    $   73,950
 Retirement of
 common stock and
 assumption of
 liabilities by
 Tier Group
 partners upon
 the dissolution
 of the
 partnership.....      --           --   (2,200,000)     82,662  (3,300,000)     123,993      (94,830)        --           --
 Issuance of
 common stock for
 cash and notes
 receivable......      --           --      200,000      14,644     300,000       21,966      (31,610)        --           --
 Repurchase of
 common stock....      --           --     (400,000)    (30,759)   (600,000)     (46,139)         --          --           --
 Net income......      --           --          --          --          --           --           --          --       443,511
                  --------  -----------  ----------  ----------  ----------  -----------  -----------    --------   ----------
Balance at
December 31,
1995.............      --           --    2,200,000     112,547   3,300,000      168,820     (126,440)        --       517,461
 Repurchase of
 common stock....      --           --     (480,000)    (81,022)   (720,000)    (121,533)      31,610         --           --
 Net income......      --           --          --          --          --           --           --          --       526,510
                  --------  -----------  ----------  ----------  ----------  -----------  -----------    --------   ----------
Balance at
December 31,
1996.............      --           --    1,720,000      31,525   2,580,000       47,287      (94,830)        --     1,043,971
 Issuance of
 Series A
 convertible
 preferred stock
 for cash, net of
 issuance costs
 of $317,778.....  420,953    1,892,223     (95,238)     (1,746)     95,238        1,746          --          --           --
 Exercise of
 stock options...      --           --      660,000   1,350,040     660,000      846,000   (2,196,040)        --           --
 Tax benefit of
 exercise of
 stock options...      --           --          --      269,600         --       404,400          --          --           --
 Payment on notes
 receivable......      --           --          --          --          --           --        37,440         --           --
 Net income......      --           --          --          --          --           --           --          --       300,214
 Foreign currency
 translation
 adjustment......      --           --          --          --          --           --           --      (40,198)         --
                  --------  -----------  ----------  ----------  ----------  -----------  -----------    --------   ----------
Balance at
September 30,
1997.............  420,953    1,892,223   2,284,762   1,649,419   3,335,238    1,299,433   (2,253,430)    (40,198)   1,344,185
 Exercise of
 employee stock
 options
 (unaudited).....      --           --          --          --       45,363      145,162          --          --           --
 Conversion of
 Series A
 convertible
 preferred stock
 and Class A
 common stock
 into Class B
 common stock
 (unaudited)..... (420,953)  (1,829,223)   (645,000)    (11,822)  1,065,953    1,904,045          --          --           --
 Offering
 proceeds, net of
 issuance cost of
 $3,605,241
 (including
 underwriter's
 over allotment
 option)
 (unaudited).....      --           --          --          --    3,235,000   23,892,258          --          --           --
 Payments on
 notes receivable
 (unaudited).....      --           --          --          --          --           --        94,830         --           --
 Issuance of
 Class B common
 stock in
 business
 combination
 (unaudited).....      --           --          --          --       51,213      665,500          --          --           --
 Net income
 (unaudited).....      --           --          --          --          --           --           --          --       993,710
 Foreign currency
 translation
 adjustment
 (unaudited).....      --           --          --          --          --           --           --      (56,144)         --
                  --------  -----------  ----------  ----------  ----------  -----------  -----------    --------   ----------
Balance as of
March 31, 1998
(unaudited)......      --   $       --    1,639,762  $1,637,597   7,732,767  $27,906,398  $(2,158,600)   $ 96,342   $2,337,895
                  ========  ===========  ==========  ==========  ==========  ===========  ===========    ========   ==========
                      TOTAL
                  SHAREHOLDERS'
                     EQUITY
                  -------------
                   (RESTATED)
Balance at
December 31,
1994.............  $   188,950
 Retirement of
 common stock and
 assumption of
 liabilities by
 Tier Group
 partners upon
 the dissolution
 of the
 partnership.....      111,825
 Issuance of
 common stock for
 cash and notes
 receivable......        5,000
 Repurchase of
 common stock....      (76,898)
 Net income......      443,511
                  -------------
Balance at
December 31,
1995.............      672,388
 Repurchase of
 common stock....     (170,945)
 Net income......      526,510
                  -------------
Balance at
December 31,
1996.............    1,027,953
 Issuance of
 Series A
 convertible
 preferred stock
 for cash, net of
 issuance costs
 of $317,778.....    1,892,223
 Exercise of
 stock options...          --
 Tax benefit of
 exercise of
 stock options...      674,000
 Payment on notes
 receivable......       37,440
 Net income......      300,214
 Foreign currency
 translation
 adjustment......      (40,198)
                  -------------
Balance at
September 30,
1997.............    3,891,632
 Exercise of
 employee stock
 options
 (unaudited).....      145,162
 Conversion of
 Series A
 convertible
 preferred stock
 and Class A
 common stock
 into Class B
 common stock
 (unaudited).....          --
 Offering
 proceeds, net of
 issuance cost of
 $3,605,241
 (including
 underwriter's
 over allotment
 option)
 (unaudited).....   23,892,258
 Payments on
 notes receivable
 (unaudited).....       94,830
 Issuance of
 Class B common
 stock in
 business
 combination
 (unaudited).....      665,500
 Net income
 (unaudited).....      993,710
 Foreign currency
 translation
 adjustment
 (unaudited).....      (56,144)
                  -------------
Balance as of
March 31, 1998
(unaudited)......  $29,626,948
                  =============

                            See accompanying notes.

                            TIER TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                               YEAR ENDED            NINE MONTHS ENDED         SIX MONTHS ENDED
                              DECEMBER 31,             SEPTEMBER 30,              MARCH 31,
                          ----------------------  -----------------------  -------------------------
                             1995        1996        1996        1997         1997          1998
                          -----------  ---------  ----------- -----------  -----------  ------------
                                                  (UNAUDITED)                    (UNAUDITED)
                                                              (RESTATED)   (RESTATED)    (RESTATED)
OPERATING ACTIVITIES
Net income..............  $   443,511  $ 526,510   $ 398,346  $   300,214  $   280,601  $    993,710
Adjustments to reconcile
 net income to net cash
 (used in) provided by
 operating activities:
 Depreciation and
  amortization..........       45,018     80,350      55,547      258,504       82,430       355,355
 Provision for doubtful
  accounts..............          --         --          --        50,000       62,836        50,000
 Deferred income taxes..      570,336    (94,042)        --      (144,071)    (113,137)     (288,108)
 Change in operating
  assets and
  liabilities:
 Accounts receivable....   (1,231,926)  (420,868)   (634,325)  (2,739,995)  (1,962,357)   (3,368,560)
 Income taxes
  receivable............          --     (26,750)     (5,261)    (793,545)    (726,938)          --
 Prepaid expenses and
  other current assets..       11,592    (72,218)   (100,771)    (213,861)    (648,915)      (84,162)
 Other assets...........       (9,405)   (31,234)        281       13,312      (68,336)     (533,890)
 Accounts payable and
  accrued liabilities...       14,661    487,793     534,951    1,234,267    2,049,364     1,388,500
 Income taxes payable...          --         --          --           --           --      1,092,239
 Deferred income........      (20,972)    41,438         --       (20,547)         --         47,329
                          -----------  ---------   ---------  -----------  -----------  ------------
Net cash (used in)
 provided by operating
 activities.............     (177,185)   490,979     248,768   (2,055,722)  (1,044,452)     (347,587)
INVESTING ACTIVITIES
Purchase of equipment
 and improvements.......     (116,039)  (145,449)    (49,716)    (553,867)    (171,387)     (600,220)
Notes and accrued
 interest receivable
 from related parties...          --         --          --    (1,027,706)         --       (166,679)
Business combinations,
 net of cash acquired...          --    (152,008)        --      (914,964)  (1,166,396)   (5,014,989)
Purchases of available-
 for-sale securities....          --         --          --           --           --     (9,283,078)
Sales of available-for-
 sale securities........          --         --          --           --           --      1,060,199
Other assets............          --         --          --           --           --       (179,813)
                          -----------  ---------   ---------  -----------  -----------  ------------
Net cash used in
 investing activities...     (116,039)  (297,457)    (49,716)  (2,496,537)  (1,337,783)  (14,184,580)
FINANCING ACTIVITIES
Borrowings under bank
 lines of credit........      443,322    688,116     312,307   10,356,122    1,903,647     6,912,010
Payment of borrowings on
 bank lines of credit...     (160,000)  (450,000)   (400,000)  (8,253,602)    (134,058)   (9,670,562)
Repurchase of common
 stock..................      (36,898)   (36,635)    (36,635)         --           --            --
Net proceeds from
 issuance of common
 stock..................        5,000        --          --           --           --     23,892,258
Net proceeds from
 issuance of preferred
 stock..................          --         --          --     1,892,223          --            --
Repayment by shareholder
 on note receivable.....          --         --          --        37,440          --         94,830
Deferred financing
 costs..................          --         --          --      (223,597)         --        223,597
Exercise of stock
 options................          --         --          --           --           --        145,162
Tax benefit of exercise
 of stock options.......          --         --          --       674,000      674,000           --
Payments on capital
 lease obligations......      (15,517)   (46,594)    (40,240)     (32,741)     (17,267)      (17,555)
Borrowings under
 (payments on) notes
 payable to
 shareholders...........       35,000    (42,863)    (34,484)     (56,499)     (20,286)      (25,641)
                          -----------  ---------   ---------  -----------  -----------  ------------
Net cash provided by
 (used in) financing
 activities.............      270,907    112,024    (199,052)   4,393,346    2,406,036    21,554,099
Effect of exchange rate
 changes on cash........          --         --          --       (40,198)         538       (56,144)
                          -----------  ---------   ---------  -----------  -----------  ------------
Net (decrease) increase
 in cash and cash
 equivalents............      (22,317)   305,546         --      (199,111)      24,339     6,965,788
Cash and cash
 equivalents at
 beginning of period....       22,317        --          --       305,546          --        106,435
                          -----------  ---------   ---------  -----------  -----------  ------------
Cash and cash
 equivalents at end of
 period.................  $       --   $ 305,546   $     --   $   106,435  $    24,339  $  7,072,223
                          ===========  =========   =========  ===========  ===========  ============
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW
 INFORMATION:
 Cash paid during the
  year for:
 Interest paid..........  $    54,760  $  74,789   $  53,468  $   170,188  $    64,717  $     83,039
                          ===========  =========   =========  ===========  ===========  ============
 Income taxes paid
  (refunded), net.......  $       800  $ 472,600   $ 322,600  $   465,000  $   302,000  $   (127,495)
                          ===========  =========   =========  ===========  ===========  ============
 Equipment acquired
  under capital lease
  obligations...........  $   130,512  $   8,734   $   8,734  $       --   $       --   $     70,638
                          ===========  =========   =========  ===========  ===========  ============
 Retirement of common
  stock and assumption
  of liabilities by Tier
  Group partners upon
  the dissolution of the
  partnership...........  $   111,825  $     --    $     --   $       --   $       --   $        --
                          ===========  =========   =========  ===========  ===========  ============
 Common stock issued in
  exchange for notes
  receivable............  $   126,440  $     --    $     --   $ 2,196,040  $ 2,196,040  $        --
                          ===========  =========   =========  ===========  ===========  ============
 Repurchase of common
  stock in exchange for
  forgiveness of notes
  receivable............  $       --   $  31,610   $  31,610  $       --   $       --   $        --
                          ===========  =========   =========  ===========  ===========  ============
 Repurchase of common
  stock in exchange for
  a note payable........  $    40,000  $ 134,310   $ 134,310  $       --   $       --   $        --
                          ===========  =========   =========  ===========  ===========  ============
 Accrued purchase price
  and assumed
  liabilities related to
  business
  combinations..........  $       --   $ 427,049   $     --   $   530,623  $   545,819  $        --
                          ===========  =========   =========  ===========  ===========  ============
Conversion of preferred
 stock into common
 stock..................  $       --   $     --    $     --   $       --   $       --   $  1,892,233
                          ===========  =========   =========  ===========  ===========  ============
Common stock issued in
 business combination...  $       --   $     --    $     --   $       --   $       --   $    665,500
                          ===========  =========   =========  ===========  ===========  ============

                            See accompanying notes.

                            TIER TECHNOLOGIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. RESTATEMENT AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Restatement

  The accompanying restated consolidated balance sheets as of September 30, 1997, and March 31, 1998, and the accompanying restated consolidated statements of income for the nine months ended September 30, 1997 and for the six months ended March 31, 1997 and March 31, 1998, have been restated to treat as compensation expense certain payments made in connection with two business combinations that were previously treated as purchase price. The effect of these restatements is to reduce previously reported net income for the nine months ended September 30, 1997, the six months ended March 31, 1997 and the six months ended March 31, 1998 by $271,000 (or $0.05 diluted net income per share), $30,000 (no effect on diluted net income per share) and $297,000 (or $0.03 diluted net income per share), respectively, and to decrease previously reported shareholders' equity at September 30, 1997 and March 31, 1998 by $271,000 and $568,000, respectively. These restatements do not affect previously reported cash flows and future amortization expenses related to these acquisitions will be based on the reduced and restated purchase price.

 The Company

  Tier Technologies, Inc. (the "Company") provides information technology consulting, application development and software engineering services to large companies and government entities.

  The Company was formerly owned by Tier Group (a partnership) and its partners. In November 1995, the partners of Tier Group transferred all of the assets of the partnership to the Company and simultaneously dissolved the partnership. In conjunction with this dissolution, certain partners assumed the outstanding liabilities of Tier Group and other partners contributed additional capital in the form of notes payable to the Company. As a result of the transaction, the shares owned by Tier Group were retired and the partners of Tier Group retained identical ownership and voting percentages. The transferred assets and liabilities of Tier Group were recorded at historical cost.

 Basis of Presentation

  The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The Company translates the accounts of its foreign subsidiaries using the local foreign currency as the functional currency. The assets and liabilities of the foreign subsidiaries are translated into U.S. dollars using exchange rates in effect at the balance sheet date, revenues and expenses are translated using the average exchange rate for the period, and gains and losses from this translation process are credited or charged to shareholders' equity. Foreign currency transaction gains and losses have not been material.

  In September 1997, the Company changed its fiscal year end to September 30.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

                            TIER TECHNOLOGIES, INC.

1. RESTATEMENT AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Interim Financial Information

  The interim financial statements for the nine months ending September 30, 1996 and the six months ended March 31, 1997 and 1998 are unaudited but have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of its results of operations and cash flows for this period. Operating results for the nine months ended September 30, 1996 and 1997 and the six months ended March 31, 1997 and 1998 are not necessarily indicative of the results that may be expected for any future periods.

 Revenue Recognition

  The majority of the Company's revenues are from time and material contracts and are recognized as services are performed. Revenues from fixed price contracts are recognized using the percentage-of-completion method of contract accounting based on the ratio of incurred costs to total estimated costs. Losses on contracts are recognized when they become known. Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Most of the Company's contracts are terminable by the client following limited notice and without significant penalty to the client. The completion, cancellation or significant reduction in the scope of a large project could have a material adverse effect on the Company's business, financial condition and results of operations. Unbilled receivables were $0, $676,021 and $2,241,322 at December 31, 1996, September 30, 1997, and March 31, 1998 respectively. An unbilled receivable for one client accounted for 11% and 16% of total accounts receivables at September 30, 1997 and March 31, 1998, respectively.

  Revenues derived from governmental agencies were $799,211, $2,709,706, $10,133,147 and $9,783,201 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 and the six months ended March 31, 1998, respectively. During the six months ended March 31, 1998, the Company recorded $1,887,950 in software sublicense revenue from one customer.

 Credit Evaluations and Significant Clients

  The Company extends credit based on an evaluation of its client's financial condition and does not require collateral. The Company's historical credit losses have not been significant.

  During the six months ended March 31, 1998, revenues from four clients totaled $4,472,565, $4,268,884, $2,593,754 and $2,504,282 which represented
21%, 20%, 12% and 12% of total revenues, respectively. Accounts receivable balances at March 31, 1998, relating to these four clients amounted to $4,257,821. During the nine months ending September 30, 1997, revenues from three clients totaled $5,019,140, $4,734,373 and $4,436,656, which represented 22%, 21% and 20% of total revenues, respectively. Accounts receivable balances at September 30, 1997 relating to these three clients amounted to $1,610,627. During 1996, revenues from two clients totaled $9,471,534 and $2,338,730, which represented 59% and 15% of total revenues, respectively. Accounts receivable balances at December 31, 1996 relating to these two clients amounted to $1,727,702. During 1995, sales to one client totaled $8,423,946, which represented approximately 68% of total revenues.

 Equipment and Improvements

  Equipment and improvements are stated at cost. Depreciation and amortization are computed using the straight-line method over the shorter of the estimated useful life of the asset or the lease term, which range from three to five years.

                            TIER TECHNOLOGIES, INC.

1. RESTATEMENT AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Long-Lived Assets

  The Company records impairment losses on long-lived assets used in operations, such as equipment and improvements, and intangible assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets.

 Deferred Financing Costs

  Deferred financing costs represented costs incurred in connection with the Company's initial public offering of the Company's Class B common stock. This amount was recorded as a reduction of shareholders' equity upon the completion of the initial public offering of Class B common stock in December 1997.

 Stock-Based Compensation

  The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and in the year ended December 31, 1996 adopted the disclosure-only alternative described in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123").

 Income Taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rules and laws that are expected to be in effect when the differences are expected to reverse.

 Net Income Per Share

  The Company has adopted Financial Accounting Standards Statement No. 128, "Earnings per Share" ("FAS 128"), which replaced the calculation of primary and fully diluted net income per share with basic and diluted net income per share. Unlike primary net income per share, basic net income per share excludes any dilutive effects of options, warrants and convertible securities. Diluted net income per share is very similar to the previously reported fully diluted net income per share.

  In February 1998, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 98 ("SAB 98"). Under SAB 98, certain shares of convertible preferred stock, options and warrants to purchase common stock, issued at prices substantially below the per share price sold in the Company's initial public offering in December 1997, previously included in the computation of shares outstanding pursuant to Staff Accounting Bulletin Nos. 55, 64 and 83, are now excluded from the computation. Basic and diluted net income per share for years ended December 31, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 have been restated to apply the requirements of FAS 128 and SAB 98, as previously reported in the Company's Form 8-K dated March 9, 1998.

 Reclassifications

  Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation.

 Impact of Recently Issued Accounting Standards

  In June 1997, the Financial Accounting Standards Board issued Statement No. 130 "Reporting Comprehensive Income" ("FAS 130"), and Statement No. 131 "Disclosure about Segments of an Enterprise

                            TIER TECHNOLOGIES, INC.

1. RESTATEMENT AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

and Related Information" ("FAS 131"). The Company is required to adopt these Statements in fiscal year 1999. FAS 130 establishes new standards for reporting and displaying comprehensive income and its components. FAS 131 requires disclosure of certain information regarding operating segments, products and services, geographic areas of operation and major customers. Adoption of these Statements is expected to have no impact on the Company's consolidated financial position, results of operations or cash flows.

2. FINANCIAL INSTRUMENTS

 Cash and Cash Equivalents

  Cash equivalents are highly liquid investments with in significant interest rate risk and maturities of three months or less and are stated at amounts that approximate fair value, based on quoted market prices. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts with financial institutions and highly liquid debt securities of corporations and the U.S. Government. The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within three months of their acquisition date.

 Short-Term Investments

  The Company has classified all short-term investments as available-for-sale. Available-for-sale securities are recorded at amounts that approximate fair market value based on quoted market prices. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in interest income. Interest on securities classified as available-for-sale is included in interest income. Unrealized and realized gains and losses have not been material. Accordingly, the Company has not made a provision for such amounts in its consolidated balance sheets.

3. NET INCOME PER SHARE

  Net income per share is calculated as follows:

                              YEAR ENDED       NINE MONTHS ENDED     SIX MONTHS ENDED
                             DECEMBER 31,        SEPTEMBER 30,           MARCH 31,
                         -------------------- -------------------- ---------------------
                            1995      1996      1996       1997       1997       1998
                         ---------- --------- --------- ---------- ---------- ----------
                                                        (RESTATED) (RESTATED) (RESTATED)
Numerator:
  Net income............ $  443,511 $ 526,510 $ 398,346 $ 300,214  $ 280,601  $ 993,710
                         ========== ========= ========= =========  =========  =========
Denominator for basic
 net income per share-
 weighted average common
 shares outstanding..... 10,061,644 4,987,946 5,219,780 5,399,560  4,618,791  7,642,587
Effects of dilutive
 securities:
  Common stock options..        --    257,864   257,865   274,323    174,271  1,129,687
  Convertible preferred
   stock................        --        --        --    120,272        --     180,408
                         ---------- --------- --------- ---------  ---------  ---------
Denominator for diluted
 net income per share-
 adjusted weighted
 average common shares
 and assumed
 conversions............ 10,061,644 5,245,810 5,477,645 5,794,155  4,793,062  8,952,682
                         ========== ========= ========= =========  =========  =========
Basic net income per
 share.................. $     0.04 $    0.11 $    0.08 $    0.06  $    0.06  $    0.13
                         ========== ========= ========= =========  =========  =========
Diluted net income per
 share.................. $     0.04 $    0.10 $    0.07 $    0.05  $    0.06  $    0.11
                         ========== ========= ========= =========  =========  =========

                            TIER TECHNOLOGIES, INC.

4. EQUIPMENT AND IMPROVEMENTS

  The components of equipment and improvements are as follows:

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
Computer equipment and software.....................  $ 441,229    $  870,180
Furniture, equipment and leasehold improvements.....     58,901       183,816
                                                      ---------    ----------
                                                        500,130     1,053,996
Less accumulated depreciation and amortization......   (162,946)     (280,330)
                                                      ---------    ----------
                                                      $ 337,184    $  773,666
                                                      =========    ==========

  The costs of assets acquired under capital leases is $155,382 and $155,382 and the related accumulated amortization is $49,723 and $71,727 at December 31, 1996 and September 30, 1997, respectively.

5. ACQUIRED INTANGIBLES AND OTHER ASSETS

  The components of acquired intangibles are as follows:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
                                                                    (RESTATED)
   Acquired client contracts and client lists less
    accumulated amortization of $820 in 1996 and
    $116,466 in 1997................................    $304,657    $1,083,043
   Acquired workforce, less accumulated amortization
    of $200 in 1996 and $17,951 in 1997.............      43,176       217,285
                                                        --------    ----------
                                                        $347,833    $1,300,328
                                                        ========    ==========

  The components of other assets are as follows:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Acquisition costs and long-term receivables......    $ 29,535    $   36,512
   Deposits.........................................      34,680        31,548
                                                        --------    ----------
                                                        $ 64,215    $   68,060
                                                        ========    ==========

6. BANK LINES OF CREDIT

  The Company had a credit agreement with a bank which provided for lines of credit of up to $2,250,000 for general corporate purposes and $1,500,000 for acquisition purposes (including up to $500,000 for stand-by letters of credit). The lines of credit bore interest at the bank's prime rate (8.5% at September 30, 1997) plus 1.5% and 1.75%, respectively. Total borrowings are limited to the lesser of $3,750,000 or 85% of eligible accounts receivable and are secured by the Company's assets. At December 31, 1996 and September 30, 1997, the outstanding borrowings were $555,532 and $2,417,813, respectively. Interest payments were due monthly. At December 31, 1997 all outstanding principal and remaining interest borrowed under the $1,500,000 line of credit converted into a term loan to be repaid over four years.

                            TIER TECHNOLOGIES, INC.

6. BANK LINES OF CREDIT--(CONTINUED)

  The Company also had an equipment line of credit agreement with the same bank. Under the agreement, the Company may borrow up to $399,500 through May 31, 1998 at variable interest rates of 1.75% above the bank's prime rate. At December 31, 1996 and September 30, 1997, the Company had outstanding borrowings of $100,500 and $252,440, respectively, of this amount. Interest payments were due monthly and, at six-month intervals, all outstanding principal and interest converted into term loans to be repaid over three years.

  At September 30, 1997, the Company had an equipment term loan of $88,299 with the same bank which was intended to mature August 31, 2001 at a variable interest rate of 1.75% above the bank's prime rate. Accrued interest and principal are due monthly through maturity.

  Certain executive officers have personally guaranteed borrowings under the bank lines of credit.

  Among other provisions, the bank lines of credit required the Company to maintain certain minimum financial ratios. At September 30, 1997, the Company was not in compliance with certain financial ratios and had received a letter from the bank waiving such noncompliance.

  Payments on the outstanding balances of the lines of credit and term loan were to be made as follows:

      YEARS ENDING SEPTEMBER 30,
      --------------------------
        1998....................................................... $1,232,111
        1999.......................................................    448,043
        2000.......................................................    496,186
        2001.......................................................    469,468
        2002 and thereafter........................................    112,744
                                                                    ----------
                                                                    $2,758,552
                                                                    ==========

  On March 31, 1998, the Company entered into a $10 million revolving credit facility with another bank and simultaneously paid all its outstanding amounts under the previous credit facility and canceled the previous agreements. This facility matures on March 31, 2001. Total borrowings are limited to the lesser of 85% of eligible account receivable or $10 million and are secured by the Company's assets. Interest is charged monthly and is based on, at the Company's option, the adjusted LIBOR rate plus 2.5% or an alternate base rate plus 0.5%. The alternate base rate is the greater of the bank's base rate or the federal funds effective rate plus 0.5%. Among other provisions, the bank lines of credit require the Company to maintain certain minimum financial ratios. As of March 31, 1998, the Company had no outstanding borrowings under its credit facility.

7. NOTES PAYABLE TO CURRENT AND FORMER SHAREHOLDERS

  The unsecured notes payable to current and former shareholders are payable at interest rates ranging from 8.25% to 9.00%. The notes payable to current and former shareholders are payable as follows:

 YEARS ENDING
SEPTEMBER 30,
-------------
  1998................................................................ $ 52,704
  1999................................................................   23,743
  2000................................................................   25,824
  2001................................................................    7,677
                                                                       --------
                                                                       $109,948
                                                                       ========

                            TIER TECHNOLOGIES, INC.

8. COMMITMENTS

  The Company leases its principal facilities and certain equipment under operating and capital leases which expire at various dates through 2001. Future minimum lease payments for noncancellable leases with terms of one year or more are as follows:

                                                            OPERATING  CAPITAL
                                                              LEASES    LEASES
                                                            ---------- --------
   Years ending September 30,
     1998.................................................. $  325,079 $ 31,198
     1999..................................................    304,442   21,606
     2000..................................................    251,356   17,072
     2001..................................................    224,376      --
     2002..................................................     37,396      --
                                                            ---------- --------
     Total minimum lease payments.......................... $1,142,649   69,876
                                                            ==========
     Less amounts representing interest....................             (13,734)
                                                                       --------
     Present value of capital lease obligations............              56,142
     Less amounts due within one year......................             (31,198)
                                                                       --------
                                                                       $ 24,944
                                                                       ========

  Rent expense for years ended December 31, 1995 and 1996 and the nine months ending September 30, 1997 was $93,616, $163,700 and $183,823, respectively.

9. SHAREHOLDERS' EQUITY

 Common Stock

  In February 1997, the Company's Board of Directors authorized two classes of common stock, Class A common stock and Class B common stock. Each then outstanding share of common stock was converted into 40 shares of Class A common stock and 60 shares of Class B common stock. All share and per share information in the accompanying financial statements has been retroactively adjusted to reflect this conversion. In October 1997, the Board of Directors increased the authorized shares of Class B common stock to 42,600,000.

  The holders of Class A and Class B common stock have 10 votes and 1 vote, respectively. Each share of Class A common stock will convert into one share of Class B common stock upon transfer, except in limited circumstances, or at the election of the holder of such Class A common stock. Upon conversion of shares of Class A common stock into shares of Class B common stock, such Class A common stock shares are retired from the authorized shares and are not reissuable by the Company. As a result of such conversions, the number of authorized shares of Class A common stock is 1,659,762 at March 31, 1998.

 Voting Trust

  All the current Class A shareholders (the "Beneficiaries") have transferred their class A common stock into a voting trust. The Company's Chief Executive Officer and President are the trustees of the voting trust (the "Trustees") and have the exclusive right to vote all shares of Class A common stock held in the voting trust. The voting trust has a term of 10 years and is renewable by consent of the Beneficiaries and the Trustees during the last 2 years of the original or an extended term. The voting trust terminates upon the earlier of the expiration of the term or in the event of (i) an agreement of the Trustees to terminate or (ii) the death of the sole remaining Trustee, leaving no incumbent or identified successor.

                            TIER TECHNOLOGIES, INC.

9. SHAREHOLDERS' EQUITY--(CONTINUED)

 Initial Public Offering

  In December 1997, the Company completed an initial public offering of 3,400,000 shares of its Class B common stock at $8.50 per share. Of those shares, 2,725,000 shares were sold by the Company and 675,000 shares were sold by certain selling shareholders. In January 1998, the underwriters from the Company's initial public offering exercised their over-allotment option to purchase an additional 510,000 shares of Class B common stock from the Company at the initial public offering price. Net proceeds to the Company, including the over-allotment option, were approximately $23,900,000 million after deducting the underwriters' discount, commissions and related issuance costs.

 Convertible Preferred Stock

  In July 1997, the Company issued 420,953 shares of Series A preferred stock at $5.25 per share resulting in net proceeds of approximately $1,900,000. The Series A preferred stock had the same voting rights as the Class B common stock. Series A preferred stock is initially convertible into one share of the Class B common stock, subject to certain antidilution provision. On December 17, 1997, as a result of the Company's initial public offering, 420,953 shares of Series A preferred stock converted into 420,953 shares of Class B common stock.

 Stock Options

  For the year ended December 31, 1996, the Company issued options to purchase 440,000 shares of Class A common stock and 660,000 shares of Class B common stock. The options were issued to two officers of the Company at exercise prices ranging from $0.12 to $1.82 per share. Options for 200,000 shares of Class A common stock and 300,000 shares of Class B common stock vested upon grant. The remaining options vest one- third upon the completion of the Company's initial public offering in December 1997, one-third on December 31, 1997, and one-third on December 31, 1998. These same two officers were granted options in February 1997 to purchase an additional 240,000 shares of Class A common stock at an exercise price of $3.58 per share. As of September 30, 1997, options for 660,000 shares of Class A and 660,000 shares of Class B common stock had been exercised at prices ranging from $0.12 to $3.58 per share (weighted average exercise price of $1.66 per share) and options for 20,000 shares of Class A common stock at an exercise price of $3.58 per share remain outstanding. These outstanding options will expire in 2002. In January 1998, these officers were issued additional options to purchase 140,000 shares of Class B common stock at an exercise price of $10.88 per share, which were immediately vested upon grant. The weighted average fair value of options granted to these two employees during the year ended December 31, 1996 and the nine months ended September 30, 1997 were $0.18 and $0.48 per share, respectively. At March 31, 1998, 360,000 shares of nonvested stock issued pursuant to exercises were subject to repurchase.

 1996 Equity Incentive Plan

  In February 1997, the Company adopted the Plan, under which the Board of Directors may issue Class B incentive stock options to employees and nonstatutory stock options, stock bonuses or the right to purchase restricted stock to employees, consultants and outside directors. Upon the adoption of the Plan, the Company reserved 1,250,000 shares of Class B common stock for issuance under the Plan, of which 100,000 shares are reserved for outside directors. The Board of Directors determines who shall receive awards, the number of shares and the exercise price (which cannot be less than the fair market value at date of grant for incentive stock options and other awards, or 85% of the fair market value for nonstatutory stock options). Options granted under the Plan expire no more than 10 years from the date of grant and must vest at a rate of at least 20% per year over 5 years from date of grant. In July 1997, the Plan was amended to increase the number of shares authorized for issuance under the Plan to 1,811,714. In October 1997, the Plan was amended to increase the number of shares of Class B common stock authorized for issuance under the Plan to 2,989,333.

                            TIER TECHNOLOGIES, INC.

9. SHAREHOLDERS' EQUITY--(CONTINUED)

  A summary of activity under the Plan is as follows:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                             NUMBER OF  EXERCISE
                                                              SHARES     PRICE
                                                             ---------  --------
   Options outstanding at December 31, 1996                        --    $  --
     Options granted........................................ 1,782,675     3.91
     Options cancelled......................................   (39,600)    3.33
                                                             ---------   ------
   Options outstanding at September 30, 1997................ 1,743,075     3.93
     Options granted........................................   523,134    11.27
     Options cancelled......................................   (62,500)    7.53
     Options exercised......................................   (45,363)    2.99
                                                             ---------   ------
   Options outstanding at March 31, 1998.................... 2,158,346   $ 5.62
                                                             =========   ======

  The weighted average fair value of options granted to employees under the Plan during the nine months ended September 30, 1997 was $0.85 per share. At March 31, 1998 options to acquire 682,369 Class B common shares had vested and no shares of nonvested stock issued pursuant to exercises of options were subject to repurchase. At March 31, 1998 options to purchase 785,624 shares of Class B common stock were available for grant. The weighted average remaining life of outstanding options under the Plan at March 31, 1998 is 9.19 years.

 Pro Forma Disclosures of the Effect of Stock-Based Compensation

  The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options has equaled or exceeded the market price of the underlying common stock on the grant date, no compensation expense has been recorded.

  Pro forma information regarding net income and net income per share is required by FAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of FAS 123. Under this method, the estimated fair value of the options is amortized to expense over the options' vesting period. The effect of applying FAS 123 fair value method to the Company's stock-based awards results in net income and net income per share are as follows:

                                                                    NINE-MONTH
                                                       YEAR ENDED  PERIOD ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
                                                                    (RESTATED)
   Net income, as reported...........................   $526,510     $300,214
   Net income, pro forma.............................    524,710      165,260
   Basic net income per share, as reported...........       0.11         0.06
   Basic net income per share, pro forma.............       0.11         0.03
   Diluted net income per share, as reported.........       0.10         0.05
   Diluted net income per share, pro forma...........       0.10         0.03

                            TIER TECHNOLOGIES, INC.

9. SHAREHOLDERS' EQUITY--(CONTINUED)

  The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                    NINE-MONTH
                                                       YEAR ENDED  PERIOD ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Expected dividend yield...........................          0%            0%
   Expected volatility...............................          0%            0%
   Risk-free interest rate...........................       5.78%         6.48%
   Expected life of the option.......................  1-4 years     1-5 years

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  Because FAS 123 is applicable only to options granted subsequent to December 31, 1994, its adjusted effect will not be fully reflected until 1999.

 Employee Stock Purchase Plan

  In October 1997, the Company adopted the Employee Stock Purchase Plan. The Company has reserved a total of 100,000 shares of Class B common stock for issuance under the plan. The plan has consecutive six-month purchase periods and eligible employees may purchase Class B common stock at 85% of the lesser of the fair market value of the Company's Class B common stock on the first day or the last day of the applicable purchase period. The first purchase period commenced in February 1998.

10. ACQUISITIONS

  On December 16, 1996, the Company acquired certain assets and liabilities of Chicago Consulting Alliance, LLC ("CCA"). CCA was based in Chicago, Illinois and provided consulting services for the custom design of software and computer systems for business applications. The cost of the acquisition was $170,329 and was accounted for as a purchase. Intangible assets recorded are being amortized over a six year period.

  On December 31, 1996, the Company acquired certain assets and liabilities of Encore Consulting, Inc. ("Encore"), a Missouri based S-corporation, which provided consulting services for computer systems integration on a government contract. The cost of the acquisition totaled $784,268 and was accounted for as a purchase. Intangible assets are being amortized over a six-year period. Based on the renewal of a significant client contract, a contingent payment to the former shareholders of $150,000 was expensed during the nine months ended September 30, 1997 as a compensation charge made in connection with the business combination during the year. An additional $150,000 is payable in October 1998 by the Company upon the second year's renewal of the client contract.

  On January 2, 1997, the Company acquired certain assets and liabilities of Five Points Consulting, LLC ("Five Points") was based in Atlanta, Georgia. Five Points custom designed software and computer systems for special business applications. The cost of the acquisition totalled $283,775 and was accounted for as a purchase. Intangible assets recorded are being amortized over a six year period.

                            TIER TECHNOLOGIES, INC.

10. ACQUISITIONS--(CONTINUED)

  On March 10, 1997 the Company acquired certain assets and liabilities of Tangent Group, Pty. Limited, ("Tangent Group") an Australian entity which provided computer systems consulting services. The cost of the acquisition totalled $487,698 and the transaction was accounted for as a purchase. Intangible assets recorded are being amortized over a six-year period. In addition, the Company will pay at least $120,000 in royalties over the first two year period following the acquisition. The royalty is based on 3% of the Company's gross revenues generated by its Australian operations. The maximum royalties to be paid over the first three year period are approximately $240,000.

  On July 11, 1997, the Company acquired certain assets and liabilities of Albanycrest, Limited, a United Kingdom private limited company, which provided information and management consulting services on the design of software and computer systems. The purchase price totalled $577,750 and the transaction was accounted for as a purchase. Intangible assets recorded are being amortized over a six-year period. During the nine months ended September 30, 1997 and six months ended March 31, 1998, $319,422 and $477,134, respectively, of compensation expense was recorded with respect to certain payments paid to former shareholders based on performance criteria and continued employment.

  On March 1, 1998 the Company acquired certain assets and liabilities of Sancha Computer Services Pty Limited and Sancha Software Development Pty Limited ("Sancha Group"), Australian entities which provided computer systems consulting services. The cost of the acquisition totaled $5,219,507, of which $4,554,007 was paid in cash and $665,500 was issued for common stock. The acquisition was accounted for as a purchase. Intangible assets in the amount of $5,202,858 are being amortized over a period of 8 to 15 years. A contingent payment totaling approximately $297,000 will be paid in equal installments over May, June and July of 1998 if certain performance targets are met. In addition, additional contingent payments of up to $1,324,000 may be paid by May 15, 2000 if certain performance targets are met.

  The accompanying consolidated financial statements include the results of operations of these acquired businesses for periods subsequent to the respective acquisition dates.

 Pro Forma Disclosure of Significant Subsidiaries (Unaudited)

  The following summary, prepared on a pro forma basis, combines the consolidated results of operations of the Company as if Encore had been purchased by the Company at its inception on April 15, 1996, and Albanycrest had been purchased by the Company at its inception on November 1, 1996, and the Sancha Group had been purchased by the Company as of January 1, 1997, after including the impact of certain adjustments, such as the unaudited pro forma adjustments for income taxes which would have been recorded if Encore had not been an S corporation (based on tax laws in effect during the applicable period) and increased amortization expense due to recording of intangible assets:

                                                       NINE-MONTH    SIX-MONTH
                                          YEAR ENDED  PERIOD ENDED  PERIOD ENDED
                                         DECEMBER 31, SEPTEMBER 30,  MARCH 31,
                                             1996         1997          1998
                                         ------------ ------------- ------------
                                                       (RESTATED)    (RESTATED)
   Revenues............................  $18,217,583   $29,105,225  $24,883,520
   Net income..........................      761,447       844,869    1,356,609
   Net income per share................         0.15          0.15         0.18
   Diluted net income per share........         0.14          0.14         0.15

  The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire period presented and are not intended to be a projection of future results.

                            TIER TECHNOLOGIES, INC.

11. NOTES RECEIVABLE FROM RELATED PARTIES

  The Company's outstanding notes receivable as of September 30, 1997, which total $942,426, are from certain officers who are also shareholders of the Company. These notes bear interest at rates ranging from 5.75% to 9.0% and have due dates ranging from three to ten years. Certain of these notes with original principal amounts totalling $212,927 are being forgiven in accordance with the terms of the officers' employment agreements and have an aggregate balance of $190,869 at September 30, 1997.

  In February 1997, the Company advanced a total of $2,196,040 to two shareholders, who are also executive officers of the Company, in connection with the exercise of options to purchase common stock. These notes are due in February 2007, bear interest at 6.99%, are secured and are full recourse.

12. SEGMENT AND GEOGRAPHIC AREAS

  The Company operates in one industry segment, information technology consulting, and markets its services in the United States, Australia and the United Kingdom.

  The following table presents a summary of operating information and certain year end balance sheet information by geographic region:

                                                                    NINE MONTHS
                                           YEAR ENDED DECEMBER 31,     ENDED
                                           ----------------------- SEPTEMBER 30,
                                              1995        1996         1997
                                           ----------- ----------- -------------
                                                                    (RESTATED)
   Revenues:
     United States........................ $12,373,309 $16,197,466  $19,406,743
     Australia............................         --          --     2,048,493
     United Kingdom.......................         --          --     1,023,407
                                           ----------- -----------  -----------
   Total.................................. $12,373,309 $16,197,466  $22,478,643
                                           =========== ===========  ===========
   Income (loss) from operations:
     United States........................ $ 1,074,916 $   951,276  $   456,779
     Australia............................         --          --       205,890
     United Kingdom.......................         --          --       (62,195)
                                           ----------- -----------  -----------
   Total.................................. $ 1,074,916 $   951,276  $   600,474
                                           =========== ===========  ===========
   Identifiable assets:
     United States........................ $ 2,315,833 $ 4,132,665  $ 8,129,214
     Australia............................         --          --     1,257,348
     United Kingdom.......................         --          --     1,109,057
                                           ----------- -----------  -----------
   Total.................................. $ 2,315,833 $ 4,132,665  $10,495,619
                                           =========== ===========  ===========

13. INCOME TAXES

  The domestic and foreign components of income before income taxes are as follows:
                                                                    NINE MONTHS
                                           YEAR ENDED DECEMBER 31,     ENDED
                                           ----------------------- SEPTEMBER 30,
                                              1995        1996         1997
                                           ----------- ----------- -------------
                                                                    (RESTATED)
     United States........................ $ 1,013,847 $   877,517  $   356,738
     Foreign..............................         --          --       144,866
                                           ----------- -----------  -----------
      Total............................... $ 1,013,847 $   877,517  $   501,604
                                           =========== ===========  ===========

                            TIER TECHNOLOGIES, INC.

13. INCOME TAXES--(CONTINUED)

  Significant components of the Company's deferred tax liabilities and assets at December 31, 1996 and September 30, 1997 are as follows:

                                                 DECEMBER 31, SEPTEMBER 30,
                                                     1996         1997
                                                 ------------ -------------
                                                               (RESTATED)
   Deferred tax liabilities:
     Accrual basis to cash basis adjustments....   $499,213     $374,412
     Depreciation...............................     34,328       46,580
     Other......................................        226      113,100
                                                   --------     --------    ---
   Total deferred tax liabilities...............    533,767      534,092
   Deferred tax assets:
     Vacation accruals..........................     21,593       72,182
     Accrued expenses...........................        --        20,435
     Accrued revenue............................     21,724        2,032
     Accrued rent...............................     14,156       11,738
     Intangibles................................        --        75,482
     Accounts receivable allowance..............        --        20,000
                                                   --------     --------
   Total deferred tax assets....................     57,473      201,869
                                                   --------     --------    ---
   Net deferred tax liabilities.................   $476,294     $332,223
                                                   ========     ========

  Effective January 1, 1996, the Company changed from the cash to the accrual method of accounting for income tax purposes. Differences in income tax basis existing at that date are being amortized to taxable income over a four-year period.

  Significant components of the provision for income taxes are as follows:

                                                                   NINE MONTHS
                                         YEAR ENDED DECEMBER 31,      ENDED
                                         -----------------------  SEPTEMBER 30,
                                            1995        1996          1997
                                         ----------- -----------  -------------
                                                                   (RESTATED)
   Current:
     Federal............................ $       --  $   373,151    $ 144,394
     State..............................         --       71,898       46,785
     Foreign............................         --          --       154,282
                                         ----------- -----------    ---------
                                                 --      445,049      345,461
   Deferred (benefit):
     Federal............................     480,021     (74,646)    (122,575)
     State..............................      90,315     (19,396)     (21,496)
                                         ----------- -----------    ---------
                                             570,336     (94,042)    (144,071)
                                         ----------- -----------    ---------
   Total provision for income taxes..... $   570,336 $   351,007    $ 201,390
                                         =========== ===========    =========

                            TIER TECHNOLOGIES, INC.

13. INCOME TAXES--(CONTINUED)

  The effective tax rate differs from the applicable U.S. statutory federal income tax rate as follows:

                                                   YEAR ENDED        NINE MONTHS
                                                  DECEMBER 31,          ENDED
                                                  ---------------   SEPTEMBER 30,
                                                   1995     1996        1997
                                                  ------   ------   -------------
   U.S. statutory federal tax rate...............     34%      34%        34%
   State taxes, net of federal tax benefit.......      6        6          6
   Deferred income taxes recorded upon
    dissolution
    of Tier Group................................     16      --         --
                                                  ------   ------        ---
   Effective tax rate............................     56%      40%        40%
                                                  ======   ======        ===

  Prior to December 31, 1994, earnings of the Company accrued to Tier Group for income tax purposes through consulting and management agreements. Any U.S. federal and state income taxes on the earnings of the partnership were payable by the partners and, accordingly, no provision for U.S. federal or state income taxes was made for those years, with the exception of minimum state franchise taxes. Effective January 1, 1995, the Company terminated its consulting and management agreements with Tier Group. In connection with the dissolution of Tier Group and the transfer of all of its assets and liabilities, the Company recorded deferred income taxes related to temporary differences associated with the transfer of assets and liabilities. The recording of such deferred income taxes resulted in a charge to the provision for income taxes of approximately $165,000 in the year ended December 31, 1995.

  The income tax provisions for the six months ended March 31, 1997 and 1998 are computed based on the estimated tax rate in effect for the full fiscal year.

14. RETIREMENT PLAN

  The Company maintains a savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, participating employees may defer a portion of their pretax earnings up to the Internal Revenue Service annual contribution limit. The Company's contributions to the 401(k) Plan are discretionary. The Company has not contributed any amounts to the 401(k) Plan to date.

15. SUBSEQUENT EVENTS

  Effective April 1, 1998, the Company acquired certain assets and liabilities of Simpson Fewster & Co. Pty Limited ("SFC"), an Australian entity which provided IT consulting services to develop and implement call center applications. The cost of the acquisition totaled approximately $788,000 which was paid in cash. The SFC acquisition was accounted for as a purchase. Additional contingent payments may be paid based on the achievement of future performance targets and the continued employment of certain key employee/sellers with the Company. These payments will be charged as compensation expense at the time the payments are deemed probable to be made. In addition, 48,768 shares of the Company's Class B common stock, valued as of the date of the acquisition at approximately $701,000, were issued and are held in escrow and will be released over three years provided that the key employee/sellers are employed by the Company on the release dates. The value of these shares will be reflected as deferred compensation on the balance sheet and amortized over the three year vesting period.

 Secondary Public Offering of Common Stock

  In May 1998, the Board of Directors authorized the Company to proceed with a secondary public offering of the Company's Class B common stock.